                         REPORT OF INDEPENDENT AUDITORS


The Partners of
ERP Operating Limited Partnership

     We have audited the accompanying combined statement of revenue and certain expenses for certain residential properties (the "1996 Acquired Properties and Probable Properties") described in Note 2 for the year ended December 31, 1995. The combined statement of revenue and certain expenses is the responsibility of the managements of the 1996 Acquired Properties and Probable Properties. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenue and certain expenses. An audit also includes assessing the basis of accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in ERP Operating Limited Partnership's Current Report on Form 8-K as described in Note 1, and is not intended to be a complete presentation of the 1996 Acquired Properties and Probable Properties' revenues and expenses.

     In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in Note 1 of the 1996 Acquired Properties and Probable Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             Ernst & Young LLP



Chicago, Illinois
May 17, 1996

               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                        COMBINED STATEMENTS OF REVENUE
                             AND CERTAIN EXPENSES
                            (amounts in thousands)

                                                                 For the
                                              For the      Three Months Ended
                                            Year Ended       March 31, 1996
                                        December 31, 1995      (Unaudited)
                                        -----------------  ------------------
REVENUE
  Rental Income                              $64,868            $17,379
                                             -------            -------


CERTAIN EXPENSES
  Property operating and maintenance          19,734              4,960
  Real estate taxes and insurance              7,606              1,927
  Management fees                              2,990                700
                                             -------            -------
                                              30,330              7,587
                                             -------            -------

REVENUE IN EXCESS OF CERTAIN
 EXPENSES                                    $34,538            $ 9,792
                                             =======            =======

                            See accompanying notes.

               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                         NOTES TO COMBINED STATEMENTS
                        OF REVENUE AND CERTAIN EXPENSES

Note 1 - Summary of Significant Accounting Policies

   The accompanying combined statement of revenue and certain expenses for the year ended December 31, 1995 and the three months ended March 31, 1996 (unaudited) were prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements are not representative of the actual operations of the 1996 Acquired Properties and Probable Properties for the periods presented as certain expenses, which may not be comparable to the expenses to be incurred by the Operating Partnership in the proposed future operations of the properties, have been excluded. Expenses excluded consist of interest, depreciation and amortization, professional fees and other costs not directly related to the future operations of the properties.

   In preparation of the Operating Partnership's Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles, management makes estimates and assumptions that effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   Rental income attributable to residential leases is recorded when due from tenants, generally on a straight line basis.

   The 1996 Acquired Properties and Probable Properties had or have management agreements with various unaffiliated management companies through the acquisition dates to maintain and manage the operations of the apartment complexes. Management fees were or are based on a range of 3% to 5% of gross receipts. Upon acquisition of the properties by the Operating Partnership, such management contracts were or will be cancelled at which time the Operating Partnership began or will begin to manage the properties.

Note 2 - Description of Properties

   The following properties are included in the combined statements of revenue and certain expenses:

                                                                    Date         Number        Total
            Property Name                       Location          Acquired      of Units    Investment (D)
   --------------------------------       --------------------    --------      --------    --------------
   7979 Westheimer                        Houston, TX             2/7/96           459       $ 14,813,000
   Vinings at Coral Springs               Coral Springs, FL       2/27/96          275         19,506,000
   Oxford & Sussex                        Sunrise, FL             3/5/96           144          7,259,000
   Pines of Cloverlane                    Ann Arbor, MI           3/12/96          592         22,063,000
   Regency Palms                          Huntington Beach, CA    3/14/96          310         18,764,000
   Port Royale II                         Ft. Lauderdale, FL      3/21/96          161         10,434,000
   Twenty-nine Hundred on First           Seattle, WA             4/16/96          135         11,952,000
   Woodland Hills                         Atlanta, GA             5/22/96          228         12,461,000
   Briarwood Place                  (A)   Chandler, AZ              (C)            268         10,609,000
   Brierwood                        (A)   Jacksonville, FL          (C)            196          5,634,000
   Canyon Sands                     (A)   Phoenix, AZ               (C)            412         15,112,000
   Country Ridge                    (A)   Farmington Hills, MI      (C)            252         16,444,000
   Desert Sands                     (A)   Phoenix, AZ               (C)            412         15,032,000
   Forest Ridge I & II              (A)   Arlington, TX             (C)            660         24,232,000
   Lakeview at Superstition Springs (B)   Mesa, AZ                  (C)            306         21,500,000
   Lakeville Resort                 (A)   Petaluma, CA              (C)            492         27,855,000
   Lands End                              Pacifica, CA              (C)            260         18,597,000
   Mallard Cove                     (A)   Greenville, SC            (C)            211          8,127,000
   Park Place I & II                (A)   Plymouth, MN              (C)            500         25,318,000
   Post Place                       (A)   Atlanta, GA               (C)            122          7,990,000
   Promenade Terrace                (B)   Corona Hills, CA          (C)            330         22,951,000
   Ridgetree I & II                 (A)   Dallas, TX                (C)            798         21,360,000
   Rosehill Pointe                  (A)   Lenexa, KS                (C)            498         22,053,000
   South Creek                      (B)   Mesa, AZ                  (C)            528         26,724,000
   Summer Ridge                     (B)   Riverside, CA             (C)            136          6,056,000
   Sunny Oak Village                (A)   Overland Park, KS         (C)            548         24,371,000
                                                                                 -----       ------------
                                                                                 9,233       $437,217,000
                                                                                 =====       ============

Notes:

(A)  This is one of the Balcor Properties.

(B)  This is one of the Torino Properties.

(C) The Operating Partnership has a commitment to acquire this property or has reached an agreement in principle and is in the final stages of documenting the acquisition of this property.

(D) Includes initial purchase price, closing costs, start up costs and amounts specified at date of purchase for future capital improvements.

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